Contact:	Ray Harlin
Chief Financial Officer
(423) 510-3323

U.S. XPRESS ENTERPRISES REPORTS NINTH CONSECUTIVE QUARTER OF
EARNINGS IMPROVEMENT

CHATTANOOGA, Tenn. (April 15, 2004) - U.S. Xpress Enterprises, Inc. (NASDAQ/NM: XPRSA) today reported higher operating revenues and earnings for the first quarter ended March 31, 2004. Revenues increased 6.3% to $234.7 million compared with $220.7 million in the first quarter of 2003. Net income for the first quarter of 2004 was $800,000, or $0.06 per diluted share, compared with net income of $121,000, or $0.01 per share, in the first quarter of 2003.

        Consolidated operating income increased 13.4% to $3.6 million in the first quarter compared with $3.2 million in the prior-year period. Truckload segment operating income increased 10.6% to $3.4 million and Xpress Global Systems increased operating income to $230,000 in the first quarter compared with $126,000 in the prior-year period.

        Co-Chairman, Patrick Quinn, stated, “First quarter results were up substantially from a year ago on higher operating income from both the truckload and Xpress Global segments. The record 6.0% increase in revenue per mile to $1.35 was a particular highlight for us in what is seasonally our slowest quarter. Additionally, our rate per mile in March was well above the quarter average. We have aggressively pursued rate increases throughout our customer base. In certain cases, we have walked away from under performing accounts and freight lanes that did not offer the opportunity to achieve adequate financial returns. Heading into the heavier freight volume months, this stronger rate structure should lead to continued improvement in earnings while offsetting the higher operating costs associated with increased driver pay, revenue equipment costs, fuel expenses, insurance and the less efficient EPA-compliant engines.

        “In truckload operations, our dedicated contract and regional businesses continued their strong pace of development with revenue growth of over 50% compared to the prior year quarter. These two operations combined accounted for approximately 27% of truckload revenues in the quarter compared with 18% a year ago. Truckload operations also benefited from continued growth in one of our new service offerings – an expedited rail program. To meet growing demand and improve financial returns in certain long to medium-haul markets, we began offering this service to customers almost a year ago. Using our existing trailers along with the expedited rail service, we can provide our customers with service comparable to solo truck transit time. During the first quarter, our expedited rail service generated approximately $15.5 million of truckload revenue. Xpress Global revenues were up 18.2% in the quarter on a 24% increase in our carpet business and a 9% increase in our airport-to-airport operation. Profitability at Xpress Global was driven primarily by the growth in revenues in the carpet and floorcoverings as airport-to-airport failed to deliver improved operating results due to lower than anticipated freight volumes.

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XPRSA Reports First Quarter Results

April 15, 2004

        “The 10.6% improvement in the truckload operating income was achieved in the face of significant increases in operating costs. During the quarter, we implemented a driver pay increase of approximately 8%, along with an increase in owner-operater pay of over $0.03 per mile. Fuel prices increased throughout the quarter, approaching the 2003 first quarter record high prices on average, which along with the less fuel efficient EPA compliant engines, negatively impacted fuel expenses. Maintenance expense was reduced as a percentage of revenue as the average age of our tractor fleet declined from 29 months in 2003 to 23 months in 2004. The new hours of service became effective January 4, 2004, which negatively impacted certain customer freight. However, taking into account increases in accessorial charges and the seasonally lower demand experienced in the first quarter, the negative impact of the rules, if any, on the first quarter is believed to be minimal. As we move forward into the period of seasonally heavier freight volumes, we expect to have a better understanding of how these regulations are affecting utilization and operating margins.

        “Looking forward, we anticipate that demand for our truckload services will continue to improve. Growth in capacity in the truckload sector should be restrained as, among other factors, driver availability is very tight. We expect these factors, along with strategic and internal operational improvements achieved in our truckload operations, to provide for continued year-over-year improvement in margins. Also, we have the opportunity to significantly improve the profitability of our Xpress Global operations as we continue to focus on improving the volume and efficiency of our airport-to-airport operations.”

Outlook
        The Company also reiterated its previously disclosed minimum financial expectation for 2004. Absent a significant softening in the economic and freight environment in 2004 and a continued acceleration of fuel prices, the Company expects to achieve consolidated revenues of over $1 billion. Earnings per share are expected to be in the range of $0.90 to $1.00 per diluted share for 2004. The Company reported net income of $0.54 per diluted share in 2003. For the second quarter ending June 30, 2004, the Company expects to report revenues, net of fuel surcharge, in the range of $240 to $245 million and net income in the range of $0.25 to $0.30 per diluted share. The Company reported net income of $0.16 per diluted share in the second quarter of 2003.

Investor Conference Call and Simulcast
        U.S. Xpress Enterprises, Inc. will conduct a conference call, at 11:00 am EDT on April 16, 2004, to discuss the first quarter results. The number to call for this interactive teleconference is (719) 457-2633. A seven-day replay of the conference call will be available by dialing (719) 457-0820 and entering the passcode 372479.         The Company will also provide an online Web simulcast and rebroadcast of its 2004 first quarter earnings release conference call. The live broadcast of U.S. Xpress' quarterly conference call will be available online at the Company's website, www.usxpress.com, as well as www.firstcallevents.com/service/ajwz404184622gf12.html on April 16, 2004, beginning at 11:00 a.m. EDT. The online replay will follow shortly after the call and continue through April 30, 2004.         U.S. Xpress Enterprises, Inc. is the fifth-largest publicly owned truckload carrier in the United States. The Company provides regional, dedicated and expedited truckload services throughout North America, with regional capabilities in the West, Midwest and Southeastern United States. The Company is one of the largest providers of expedited and time-definite services in the truckload sector. U.S. Xpress focuses on customers operating in dedicated, just-in-time or deferred airfreight market segments, while utilizing one of the largest team-operated fleets in the industry. Xpress Global Systems, Inc., a wholly owned subsidiary, is the leading provider of transportation, warehousing and distribution services to the floor coverings industry and provides airport-to-airport transportation services to the airfreight and airfreight forwarding industries through a network of 81 locations in North America. Xpress Global Systems also provides distribution-related services to a number of other industries, including retail, automotive and building materials. The Company also offers logistic services through its joint ownership of Transplace, an Internet-based global transportation logistics company.

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XPRSA Reports First Quarter Results

April 15, 2004

        This press release contains certain forward-looking information that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Without limitation, these risks and uncertainties include economic recession or downturns in customers' business cycles, rapid fluctuations in fuel pricing or availability, increases in interest rates, the availability of adequate sources of financing and the availability of qualified drivers. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and in the Company's periodic reports on forms 10-K and 10-Q.

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XPRSA Reports First Quarter Results

April 15, 2004
                          U.S. XPRESS ENTERPRISES, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENTS OF OPERATIONS
                              (In Thousands, Except Per Share Data)
                                           (Unaudited)

                                                                         Three Months Ended
                                                                              March 31,

                                                                   --------------------------------
                                                                        2004               2003
                                                                   --------------     -------------
Operating Revenue
  Revenue, before fuel surcharge                                 $       225,375    $      210,399
  Fuel surcharge                                                           9,296            10,267
                                                                   --------------     -------------
   Total operating revenue                                               234,671           220,666
                                                                   --------------     -------------
Operating Expenses:
  Salaries, wages and benefits                                            81,199            75,592
  Fuel and fuel taxes                                                     36,144            37,431
  Vehicle rents                                                           18,645            17,917
  Depreciation and amortization                                           10,372             9,148
  Purchased transportation                                                41,473            36,206
  Operating expense and supplies                                          15,835            15,753
  Insurance premiums and claims                                           11,628            10,904
  Operating taxes and licenses                                             3,367             3,097
  Communications and utilities                                             3,033             2,963
  General and other operating                                              9,379             8,485
                                                                   --------------     -------------
   Total operating expenses                                              231,075           217,496
                                                                   --------------     -------------
Income from Operations                                                     3,596             3,170

Interest Expense, net                                                      2,115             2,928
                                                                   --------------     -------------
Income Before Income Taxes                                                 1,481               242

Income Tax Provision                                                         681               121
                                                                   --------------     -------------
Net Income                                                       $           800    $          121
                                                                   ==============     =============
Earnings Per Share - basic                                       $          0.06    $         0.01
                                                                   ==============     =============
Weighted average shares - basic                                           14,063            13,931
                                                                   ==============     =============
Earnings Per Share - diluted                                     $          0.06    $         0.01
                                                                   ==============     =============
Weighted average shares - diluted                                         14,254            14,033
                                                                   ==============     =============
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XPRSA Reports First Quarter Results

April 15, 2004
                               U.S. XPRESS ENTERPRISES, INC. AND SUBSIDIARIES
                                   CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (In Thousands, Except Per Share Data)
                                                (Unaudited)
                                                (See Note 1)

                                                                            Three Months Ended
                                                                      March 31,            March 31,
                                                                   -------------------------------------
                                                                        2004                 2003
                                                                   ----------------     ----------------
Operating Revenue                                                            100.0%              100.0%
                                                                   ----------------     ----------------
Operating Expenses:
  Salaries, wages and benefits                                                36.0                 35.9
  Fuel and fuel taxes                                                         11.9                 12.9
  Vehicle rents                                                                8.3                  8.5
  Depreciation and amortization                                                4.6                  4.3
  Purchased transportation                                                    18.4                 17.2
  Operating expense and supplies                                               7.0                  7.5
  Insurance premiums and claims                                                5.2                  5.2
  Operating taxes and licenses                                                 1.5                  1.5
  Communications and utilities                                                 1.3                  1.4
  General and other operating                                                  4.2                  4.1
                                                                   ----------------     ----------------
   Total operating expenses                                                   98.4                 98.5
                                                                   ----------------     ----------------

Income from Operations                                                         1.6                  1.5

Interest Expense, net                                                          0.9                  1.4
                                                                   ----------------     ----------------

Income Before Income Taxes                                                     0.7                  0.1

Income Tax Provision                                                           0.3                  0.0
                                                                   ----------------     ----------------

                                                                                         Net Income                                                                     0.4%                0.1%
                                                                   ================     ================

       (1)  Fuel surcharge revenue is offset against fuel and fuel taxes for the purposes of this table.  Management believes that eliminating the impact of this source of revenue provides a more consistent basis for comparing results of operations from period to period.

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XPRSA Reports First Quarter Results

April 15, 2004

                                          U.S. XPRESS ENTERPRISES, INC.
                                              KEY OPERATING FACTORS

                                                             Three Months Ended
                                                                 March 31,
                                                                                                           %
                                                     2004                         2003                  Change
                                            ------------------------    -------------------------    --------------
OPERATING RATIO(1)                                             98.4%                        98.5%            -0.1%
OPERATING REVENUE:
  US Xpress, net of fuel surcharge                         $197,871                     $189,900              4.2%
  Fuel Surcharge                                              9,296                       10,267             -9.5%
  Xpress Global Systems                                      34,406                       29,109             18.2%
  Inter-company                                              (6,902)                      (8,610)           -19.8%
                                            ------------------------    -------------------------    --------------
Total Operating Revenue                                    $234,671                     $220,666              6.3%

OPERATING INCOME:
  US Xpress                                                  $3,366                       $3,044             10.6%
  Xpress Global Systems                                         230                          126             82.5%
                                            ------------------------    -------------------------    --------------
Total Operating Income                                       $3,596                       $3,170             13.4%

TRUCKLOAD STATISTICS:
Revenue Per Mile(2)                                          $1.352                       $1.275              6.0%
Revenue Per Total Mile(2)                                    $1.212                       $1.143              6.0%
Tractors (at end of period) -
     Company owned                                            4,672                        4,598              1.6%
     Owner Operators                                            837                          978            -14.4%
                                            ------------------------    -------------------------    --------------
Total Tractors (at end of period)                             5,509                        5,576             -1.2%
Average Number of Tractors
 in Fleet During Period                                       5,444                        5,507             -1.1%
Average Revenue Miles Per
  Tractor Per Period                                         26,565                       26,669             -0.4%
Average Revenue per Tractor
  Per Period                                                $35,923                      $34,002              5.6%
Empty Mile Percentage                                        10.37%                       10.33%              0.4%

                                                 March 31, 2004             December 31, 2003
                                            ------------------------    -------------------------
BALANCE SHEET DATA:
  Total Assets                                             $466,832                     $441,794
  Total Equity                                              168,201                      167,239
  Long-term Debt, including
    Current Maturities                                      160,784                      146,579

(1) Operating ratio as reported in this press release is based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge.
(2) Net of fuel surcharge revenues.

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